BUSINESS MEN'S ASSURANCE COMPANY

                                        OF AMERICA

                                        RESOLUTION

                                       AUTHORIZING

                              VARIABLE INSURANCE CONTRACTS

WHEREAS, the Company is desirous of developing and marketing certain types of variable and fixed insurance contracts, including life insurance and annuities, which may be required to be registered with the Securities and Exchange Commission pursuant to the various securities laws; and

WHEREAS, it will be necessary to take certain actions including, but not limited to, establishing separate accounts for segregation of assets and seeking approval of regulatory authorities;

NOW THEREFORE, BE IT RESOLVED, that the Company is hereby authorized to develop the necessary program in order to effectuate the issuance and sale of variable and fixed insurance contracts, including life insurance and annuities; and

FURTHER RESOLVED, that the company is hereby authorized to establish one or more separate accounts in accordance with the state insurance laws and to issue variable and fixed annuity contracts and variable and fixed life insurance policies with the reserves for such contracts and policies being segregated in such separate accounts or in the general accounts of the company in the manner specified in said accounts; and

     FURTHER RESOLVED, that the President or such other Officer of the Company as shall be designated by the President is hereby authorized to designate such separate accounts as may be deemed necessary or convenient and to register such separate accounts and those variable and fixed annuity contracts and life insurance policies authorized hereby under such federal securities laws as are deemed appropriate; and

FURTHER RESOLVED, that the President or such other Officer of the Company as shall be designated by the President is hereby authorized to invest such
sums in any  separate  account   established  hereby  as  may  be  deemed
necessary  or appropriate to comply with requirements of applicable law; and

     FURTHER RESOLVED, that the Investment Committee of the Board of Directors shall supervise the investment policy of the separate account assets and that the President or such other Officers of the Company as may be appropriate, are hereby authorized to recommend investment policies that, upon approval by the Investment Committee of the Board of Directors, shall be utilized in the investment of the separate account assets; and

FURTHER RESOLVED, that the President or such other Officer of the Company as shall be designated by the President is hereby authorized:

1. to file the variable and fixed insurance contracts participating in any such separate accounts with the appropriate state insurance departments and to prepare and execute all necessary documents to obtain approval of the insurance departments;

2. to prepare or have prepared and execute all necessary documents to obtain approval of, or clearance with, or other appropriate actions required, of any other regulatory authority that may be necessary; and

FURTHER RESOLVED, that for the purposes of facilitating the execution and filing of any registration statement and of remedying any deficiencies therein by appropriate amendments (including post-effective amendments) or supplements thereto, the President and the Secretary of the Company, and each of them, are hereby designated as attorneys and agents of the Company; and the appropriate officers of the Company be, and they hereby are, authorized and directed to grant the power of attorney of the Company to the President and the Secretary of the Company by executing and delivering to such individuals, on behalf of the Company, a power of attorney; and

FURTHER RESOLVED, that in connection with the offering and sale of fixed and variable insurance contracts in the various States of the United States, as and to the extent necessary, the appropriate officers of the Company be, and they hereby are, authorized to take any and all such action, including but not limited to the preparation, execution and filing with proper State authorities, on behalf of and in the name of the Company, of such applications, notices, certificates, affidavits, powers of attorney, consents to service of process, issuer's covenants, certified copies of minutes of shareholders' and directors' meetings, bonds, escrow and impounding agreements and other writings and instruments, as may be required in order to render permissible the offering and sale of fixed and variable insurance contracts in such jurisdictions; and

FURTHER RESOLVED, that the forms of any resolutions required by any State authority to be filed in connection with any of the documents or instruments referred to in any of the preceding resolutions be, and the same hereby are, adopted as if fully set forth herein if (1) in the opinion of the appropriate officers of the Company, the adoption of such resolution is advisable and (2) the Secretary or any Assistant Secretary of the Company evidences such adoption by inserting into these minutes copies of such resolution; and

FURTHER RESOLVED, that the officers of the Company, and each of them, are hereby authorized to prepare and to execute the necessary documents and to take such further actions as may be deemed necessary or appropriate, in their discretion, to implement the purpose of these resolutions.